CONSULTING AGREEMENT


     This CONSULTING AGREEMENT ("Agreement") is made and entered effective January 1, 1999, by and between MULTI-LINK TELECOMMUNICATIONS, INC., a Colorado corporation ("Multi-Link"), having an office at 811 Lincoln Street, Suite 500, Denver, Colorado 80203 and OCTAGON STRATEGIES, INC., a Colorado corporation, having an office at 1615 Osceola Street, Denver, Colorado 80204 ("Consultant").

                                    RECITALS

     A. Multi-Link is engaged in the business of providing advanced voice and facsimile messaging services to predominately small and medium sized businesses in the Denver, Colorado local calling area;

     B. Consultant is a consulting company owned and operated by Nigel V. Alexander; and

     C. Consultant desires to provide consulting services to Multi-Link, and Multi-Link desires to obtain consulting services from Consultant, as an independent contractor, under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree and contract as follows:

     1. Appointment. Multi-Link hereby appoints Consultant, and Consultant hereby accepts such appointment, to provide consulting services to Multi-Link on a full time basis in the capacity as an independent contractor of Multi-Link. The parties agree that the consulting services shall be performed by Nigel V. Alexander, an officer of Consultant.

     2. Scope of Appointment. Consultant's scope of appointment as a Consultant to and independent contractor of Multi-Link shall include:

          (a) Consulting with the other Managing Directors of Multi-Link and such other persons as Multi-Link may designate from time to time on matters relating to the business and operations of Multi-Link;

          (b) Providing assistance and advice towards Multi-Link's goal of becoming the preeminent provider of complex voice and data messaging services for small businesses in the United States;

          (c)  Maintaining   responsibility   for  Multi-Link's   financing  and
     strategic planning departments;

          (d) Identifying acquisition candidates for Multi-Link; and

          (e) Such other related duties as Multi-Link and Consultant shall agree upon from time to time.


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     3.  Relationship  Between the Parties.  It is the  intention of the parties that Consultant shall act only as its agent for a particular purpose and as an independent contractor of Multi-Link. Consultant shall represent itself only as being "associated with" or a "representative of" or an "agent of" or an "independent contractor of" Multi-Link. Nothing contained in this Agreement is intended to create or shall be construed to create the relationship of employer and employee between Multi-Link and Consultant as such relationship is construed under federal or state tax law or regulations or pronouncements by taxing authorities. Further, this Agreement is not intended to be and shall not be construed as a partnership or joint venture.

     4. Compensation Arrangements. Multi-Link shall compensate Consultant for the provision of the consulting services being provided under the terms of this Agreement as follows:

          (a) Consulting Fees. Multi-Link shall pay Consultant annual consulting fees ("Consulting Fees") in the amount of $53,333 per year, payable in equal monthly installments on or before the first day of each month during the term of this Agreement for the consulting services performed in the immediately preceding month. The Consulting Fees shall be prorated for any partial months at the beginning or end of the term during which Consultant provides consulting services to Multi-Link. The Consulting Fees may be increased during the term of this Agreement by the Board of Directors of Multi-Link, in its sole discretion.

          (b) Expense Reimbursement. On a monthly basis, Multi-Link shall reimburse Consultant for reasonable expenses incurred by Consultant during the previous month while performing Consultant's duties under this Agreement, including expenses for entertainment, travel, automobile and similar items incurred on behalf of Multi-Link. In order to receive reimbursement for its expenses, Consultant shall submit invoices to Multi-Link and attach copies of receipts showing that Consultant has paid the amounts for which Consultant is requesting reimbursement. In any event, any expenses over $1,000 in any month must be approved in writing by Multi-Link before being incurred by Consultant.

     5. Consultant Actions.

          (a) Nondisclosure. Consultant recognizes and acknowledges that, as a Consultant to Multi-Link, Consultant will have access to certain proprietary and confidential information that are valuable and unique assets of Multi-Link and its subsidiaries and affiliates (collectively "Affiliates"), including but not limited to financial information and information pertaining to the software, marketing and sales operations, financing operations, potential acquisitions and customer lists (hereinafter "Confidential Information") used by Multi-Link or the Affiliates in their businesses. As a condition to having such access to the Confidential Information during the Term of this Agreement (as defined in Paragraph 10 of this Agreement), Consultant shall not, during the Term of this Agreement or for a period of three years thereafter, except as permitted by the next sentence, disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent or authorization of the Board of Directors of Multi-Link and the Affiliates. Notwithstanding the prohibitions contained in the foregoing sentence, Consultant shall be permitted to disclose such information during the Term of this Agreement to other persons employed by or providing consulting services to Multi-Link or the Affiliates who have a need to know such information for a proper purpose related to the consulting services being provided hereunder or to the business of Multi-Link or the Affiliates. Upon termination of this Agreement, Consultant shall neither take nor retain any papers, customer lists, manuals, files or other documents or copies thereof belonging to Multi-Link or the Affiliates. To the extent any items of Confidential Information constitute trade secrets under Colorado law, Consultant's obligations of confidentiality and nondisclosure shall continue to survive after said three year period to the greatest extent permitted by applicable law. These rights of Multi-Link are in addition to those Multi-Link has under the common law or applicable statutes for the protection of trade secrets.

          (b) Noncompetition. As a further condition to having such access to the Confidential Information described in Section 5.a above, Consultant shall not, without the prior written consent of the Board of Directors of Multi-Link, directly or by assisting others, whether through itself, its shareholders or any entity in common control with Multi-Link, during the Term of this Agreement and for a period of six months after the termination of this Agreement for any reason (the "Restrictive Period"), on Consultant's own behalf or in the service or on behalf of others, whether or not for compensation, engage in any activity or consulting service that involves leasing, selling or operating voice mail systems in any state of the United States where Multi-Link is engaged in the business of leasing, marketing, selling or operating voice mail systems or in any country outside of the United States where Multi-Link is engaged in the business of leasing, marketing, selling or operating voice mail systems. In addition,

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     during the Restrictive  Period,  Consultant and its shareholders  shall not have any controlling interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity which engages in
     leasing,   marketing,    selling   or   operating   voice   mail   systems.
     Notwithstanding the foregoing, Consultant and its shareholders may own shares of other competing companies whose securities are publicly traded, so long as such securities do not constitute five percent or more of the outstanding securities of any such company.

          (c) Non-Solicitation of Multi-Link Employees. Consultant further agrees that during the Term of this Agreement and for six months immediately following cessation for any reason of Consultant's services provided hereunder, Consultant shall not solicit or in any manner encourage employees of Multi-Link or the Affiliates to leave the employ of Multi-Link or the Affiliates. The foregoing prohibition applies only to employees with whom Consultant or its employees, agents or representatives had material contact pursuant to Consultant's duties during the Term of this Agreement. "Material contact" means interaction between Consultant and an employee of Multi-Link or the Affiliates: (i) with whom Consultant actually dealt; or
     (ii) whose dealings with Multi-Link or the Affiliates or services for Multi-Link or the Affiliates were handled, coordinated or supervised by Consultant.

          (d) Non-Solicitation of Multi-Link Customers. During the Term of this Agreement and for six months immediately following cessation for any reason of Consultant's services provided hereunder, Consultant shall not, on Consultant's own behalf or on behalf of any person, partnership, association, corporation or business organization, entity or enterprise (except Multi-Link and the Affiliates), solicit any customer of Multi-Link or the Affiliates, or any representative of any such customer with a view to selling or providing any product, equipment or service competitive or potentially competitive with any product, equipment or service sold or provided  by  Multi-Link  or the  Affiliates  during  the two  year  period immediately preceding cessation of Consultant's services provided hereunder, provided that the restrictions set forth herein shall apply only to customers of Multi-Link or the Affiliates, or representatives of such customers with whom Consultant or its employees, agents or representatives had material contact during such two year period. "Material contact" exists between Consultant and each of the existing customers of Multi-Link or its
     Affiliates: (i) with whom Consultant actually dealt; or (ii) whose dealings with Multi-Link or the Affiliates were handled, coordinated or supervised by Consultant.

          (e) Intellectual Property. Consultant shall disclose to Multi-Link all ideas and business plans developed by Consultant during the term of this Agreement which relate to the business conducted by Multi-Link or the Affiliates. All patents, patent applications, patent licenses, formulas, inventions, improvements, designs, discoveries, processes, software, copyrights, know-how, proprietary information, rights, trademarks, or trade names, or future improvements thereto developed or conceived of by
     Consultant or its employees or agents during any period of providing consulting services to Multi-Link shall be promptly disclosed to, and all rights with respect thereto shall be assigned by Consultant or its employees or agents to Multi-Link in consideration of the remuneration paid or payable to Consultant hereunder, and shall be considered work made for hire for Multi-Link within the meaning of Title 17 of the United States Code. Consultant acknowledges that "software" as used in this Section 5.e shall include without limitation all ideas, concepts, know-how, methods, techniques, structures, information and materials relating to the software including source code, object and load modules, requirements specifications, design specifications, design notes, flow charts, decoding sheets, annotations, documentation, and the structures, organization, sequence, designs, formulas and algorithms which reside in the software and which are not generally known to the public or within the industries of trades in which Multi-Link competes.

          (f) Remedies. Consultant acknowledges and agrees that its obligations provided in this Section 5 are necessary and reasonable in order to protect Multi-Link and the Affiliates and their respective businesses and Consultant expressly agrees that monetary damages could be inadequate to compensate Multi-Link or the Affiliates for any breach by Consultant of its covenants and agreements set forth herein. Accordingly, Consultant agrees and acknowledges that any such violation or threatened violation of this
     Section 5 will cause irreparable injury to Multi-Link or the Affiliates and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Multi-Link and the Affiliates may be entitled to obtain injunctive relief against the prospective breach of this Section 5 or the continuation of any such breach by Consultant.

          (g) Construction. In the event that any provision of this Section 5 should ever be deemed to exceed the time, geographic, or other limitations permitted by applicable law, then such provision shall be reformed to the maximum time geographic, or other limitations permitted by applicable law. The provisions of this Section 5 shall be applicable for the period indicated and shall survive the termination of this Agreement.

     6. Consultant Responsibilities. Consultant hereby agrees to be responsible for, pay, and fully indemnify and hold harmless Multi-Link from, and contribute to Multi-Link all losses, claims, actions and expenses which are incurred by Multi-Link and arises by reason of any of the following:

          (a) Any loss or damage suffered by Multi-Link or other party with respect to a transaction originated by Consultant as a result of a material error by Consultant or any agent, other employee, or third party utilized by Consultant in conducting its consulting services, including such person's fraudulent activity or negligence; and

          (b) Any liability resulting from Consultant's failure to comply with this Agreement or any applicable federal or state law, rules or regulations, with respect to any other person who is either an employee, agent or an independent contractor of Multi-Link, Consultant or of any other person or firm with which Multi-Link or Consultant may have a business relationship.

Consultant hereby agrees that the foregoing indemnification shall survive the termination of this Agreement and shall be valid and binding irrespective of any investigation made by or on behalf of Multi-Link.

     7. Other Terms. The following additional terms and understandings shall apply to this Agreement:

          (a)  Consultant  shall  supply  Consultant's  own  equipment,   office
     supplies, copies and tools necessary or appropriate for Consultant's performance under this Agreement.

          (b) Consultant shall be responsible for all transportation for Consultant and shall assume all responsibility and liability in connection therewith.

          (c) Consultant shall be available such time and hours as are necessary to perform Consultant's duties hereunder and shall have no obligation to work any particular hours nor any obligation to perform any services other than those described in Section 2 above and other services related to performing those duties.

          (d) Consultant agrees that, with respect to each transaction on which Consultant performs consulting services, Consultant will use Consultant's best efforts to comply with the reasonable requests of Multi-Link's authorized representatives or agents.

          (e) Consultant agrees that all transactions originated through any consulting services provided by Consultant for Multi-Link during the term of this Agreement are for the sole benefit of, and as such shall be deemed the sole property of, Multi-Link.

          (f) Consultant agrees to conduct Consultant's activities under this Agreement in accordance with all applicable laws, rules, regulations which may be established from time to time by applicable governmental, and with all applicable procedures which may be established from time to time by Multi-Link.

          (g) Neither Multi-Link nor Multi-Link's agents or representatives shall have any right to control or direct the details, manner or means by which Consultant accomplishes the tasks which Consultant is obligated to perform under this Agreement, provided that Consultant shall apply and follow reasonable and ethical business practices and procedures.

          (h) Consultant shall have the right to hire assistants or use Consultant's employees to complete some or any portion of the services to be furnished by Consultant, provided that Consultant (i) agrees that work performed by such persons is performed in accordance with the terms of this Agreement, (ii) that Consultant shall be responsible for all aspects of obligations which may be deemed to arise as a result of the hiring or employment of others by Consultant and (iii) that all such persons shall be deemed to be employees of Consultant and not Multi-Link.

          (i) Consultant agrees and acknowledges that Consultant does not have the authority to incur obligations, responsibilities or liabilities on behalf of Multi-Link.

     8. Tax Obligations. Consultant agrees to furnish Consultant's internal revenue service tax identification or social security number to Multi-Link and to comply with all tax laws applicable to the operation of a business such as that to be conducted by Consultant, including, but not limited to, the reporting of all gross receipts therefrom as income from the operation of a business, the payment of all self-employment taxes, compliance with all employment tax requirements or withholding obligations on any employees used by Consultant, and compliance with state employment and workmen's compensation laws. Consultant hereby acknowledges that Consultant will not be treated as an employee with respect to the services rendered under this Agreement for federal or state tax purposes, that no federal or state taxes will be withheld from amounts paid to Consultant under this Agreement, that Multi-Link will not be obligated to make any tax payments on behalf of Consultant or relating to the services to be performed under this Agreement and that Multi-Link will file an appropriate Form 1099 with the Internal Revenue Service relating to compensation to be paid to Consultant. Consultant shall indemnify and hold Multi-Link harmless from any and all tax liabilities which may be imposed upon Consultant or upon Multi-Link due to payments made by Multi-Link to Consultant, at any time by any governmental agency, whether state or federal, as a result of this Agreement or the relationship created hereby.

     9. Term and Termination. The term ("Term") of this Agreement shall commence on January 1, 1999 and terminate on January 1, 2002 unless terminated pursuant to the following:

          (a) By the mutual agreement of the parties.

          (b) By Consultant upon 30 days written notice to Multi-Link delivered in accordance with this Agreement.

          (c) By Consultant, in its sole discretion, if Multi-Link desires to require over 25% of the consulting services to be performed at a location outside of the Denver, Colorado metropolitan area, in which event Multi-Link shall pay Consultant, in a single lump-sum payment ("Termination

     Payment") which shall be paid within 30 days after the effective date of Consultant's termination under this Section 9.c, an amount equal to the greater of (i) the Consulting Fees payable to Consultant pursuant to the terms of this Agreement for the remaining Term hereof, or (ii) the Consulting Fees that Consultant was entitled to receive pursuant to this Agreement during the 12 months immediately preceding Consultant's termination pursuant to this Section 9.c.

          (d) By Multi-Link upon 30 days written notice delivered in accordance with this Agreement to Consultant; provided, however, that Multi-Link shall pay Consultant the Termination Payment described in Section 9.c above in a single lump-sum payment which shall be paid within 30 days after the effective date of Consultant's termination under this Section 9.d.

          (e) By Multi-Link in the event of Consultant's material failure or refusal to observe the provisions of this Agreement or perform any of the duties required of Consultant under this Agreement, but only after Multi-Link shall have provided Consultant with written notice of such failure or refusal and Consultant shall have failed to correct such failure or refusal within five days after the giving of such notice. Under such circumstances, Multi-Link shall pay Consultant all Consulting Fees accrued under this Agreement to the date of termination.

          (f) By Multi-Link immediately upon providing written notice to Consultant in the event of Consultant's or its agent's or employee's fraud, misappropriation or embezzlement of funds, or conviction for any crime punishable as a felony. Under such circumstances, Multi-Link shall pay Consultant all Consulting Fees accrued under this Agreement to the date of termination, subject to any offset by Multi-Link due to the fraud, misappropriation or embezzlement of funds.

          (g) This Agreement shall automatically be terminated upon the death of Nigel V. Alexander, if Consultant files a voluntary petition in bankruptcy or is adjudicated bankrupt as a result of an involuntary petition in bankruptcy being filed against Consultant, a receiver is appointed for Consultant's business, Consultant makes a general assignment for the benefit of creditors, Nigel V. Alexander is convicted of a crime or offense that is reasonably likely, in the sole opinion of Multi-Link, to materially and unfavorably affect Multi-Link or its reputation or goodwill, or Nigel
     V. Alexander becomes disabled and unable to perform Consultant's services hereunder for a period of two continuous months.

In the event of a termination of Consultant's services under this Agreement for cause in accordance with Sections 9.e and 9.f, Multi-Link shall have no further obligation to Consultant. However, termination of Consultant's consulting services for cause shall not terminate or extinguish Consultant's obligation or liability to pay to Multi-Link or any of the Affiliates any amount owed to them by Consultant, including, but not limited to, any amounts misappropriated, embezzled or otherwise obtained by Consultant or its agents or employees without prejudice to any other rights or remedies of Multi-Link or the Affiliates at law or in equity.

     10. Relationship Following Termination. In the event of termination of this Agreement for any reason, Multi-Link and Consultant will cooperate reasonably with each other to complete business pending on the date of termination, to account in a reasonable manner to each other for services performed prior or subsequent to termination and for other matters which may require mutual cooperation. Notwithstanding the foregoing, Consultant shall surrender to Multi-Link all files and documents relating to any transactions with which Consultant provided consulting services, whether such transactions have closed, are pending, or have been terminated for other reasons, and all supplies and other materials and properties owned or furnished by Multi-Link in the possession of Consultant. Multi-Link and Consultant agree that if this Agreement is terminated for any cause or reason, all amounts due under this Agreement shall be determined as if the date of termination was the last day of a month and payment of all amounts due Consultant or Multi-Link shall be made within a reasonable time after such termination but not later than 10 days after the end of the calendar month in which the termination occurred, unless otherwise stated herein.

     11. Governing Law and Venue. This Agreement shall be construed in accordance with the laws of the State of Colorado. The parties agree that this Agreement was entered into in the City and County of Denver, in the State of Colorado and that Multi-Link's principal place of business is in the City and County of Denver, Colorado. Therefore, the parties agree that any legal actions instituted by either party relating to this Agreement shall be instituted and heard in the appropriate state court in the City and County of Denver, Colorado.

     12. Headings. Headings are not to be considered a part of this Agreement and are included solely for convenience and are not intended to be accurate descriptions of the contents hereof.

     13. Assignment, Binding Effect. Consultant may not assign this Agreement. All of the terms and provisions of this Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and Multi-Link's assigns.

     14. Attorneys' Fees and Costs. In the event of any default or breach on the part of Consultant of any provision of this Agreement, in addition to all other remedies available to Multi-Link, Consultant shall pay Multi-Link all amounts due and all damages, costs and expenses, including reasonable attorneys' fees and costs, incurred by Multi-Link, whether or not Multi-Link actually commences any legal action or proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default.

     15. No Waiver. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

     16. Notices. All notices and other transmissions to be given or required to be given hereunder shall be in writing and delivered to the person entitled thereto by hand delivery or by certified or registered mail, postage prepaid and return receipt requested, or by an overnight courier service that maintains delivery records with charges prepaid, or by facsimile transmission, to such other party's address (or to such party's facsimile transmission number). If the notice is sent by hand delivery or facsimile transmission, it shall be deemed to have been given to the party on the date when receipt thereof is acknowledged. If the notice is sent by mail or courier service, it shall be deemed to have been given to the party entitled thereto on the date after the day when deposited in the United States mail or with a courier service for delivery to that party, addressed as follows:


     If to Multi-Link:

          Multi-Link Telecommunications, Inc.
          811 Lincoln Street, Suite 500
          Denver, Colorado  80203
          Attention:  President
          Fax: (303) 831-1988

     If to Consultant:

          Octagon Strategies, Inc.
          1615 Osceola Street
          Denver, Colorado  80204
          Fax: (303) 313-2001

or such other address as any party may hereafter designate by giving written notice to the other party.

     17. Duplicate of Originals. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     18. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions which shall be fully severable and this Agreement shall be construed and enforced as if such invalid provisions had never been included.

     19. Entire Agreement. This Agreement is the sole and entire agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, agreements and documentation relating to the subject matter hereof. This Agreement may be amended only by a written instrument executed by the authorized representatives of both parties.

     WHEREFORE, the parties have set their hands and seals effective the day and year first above written.

                                   CONSULTANT:

                                   OCTAGON STRATEGIES, INC.


                                   By: /s/ Nigel V. Alexander
                                       -----------------------------------------
                                       Nigel V. Alexander, President

                                   MULTI-LINK:

                                   MULTI-LINK TELECOMMUNICATIONS, INC.


                                   By:  /s/ Shawn B. Stickle
                                       -----------------------------------------
                                       Shawn B. Stickle
                                       President and Chief Operating Officer